EXHIBIT 23.2

February 4, 2000


Consent of Independent Accountants

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 of WaveRider Communications Inc. (the "Company"), of our report dated February 5, 1999 appearing on page 18 of WaveRider Communications Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

PricewaterhouseCoopers LLP is a Canadian member firm of PricewaterhouseCoopers International Limited, an English company limited by guarantee.